Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-254987,
333-271845, 333-264600, and 333-286936) and Form S-8 (Nos. 333-281535, 333-278345, 333-270847, 333-
269748, 333-266140, 333-266141, 333-260576, 333-257859, and 333-286017) of Ouster, Inc. of our report dated
March 2, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
March 2, 2026